                                                                       Exhibit 1


                             JOINT FILING AGREEMENT


                  In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D filed herewith (and any amendments thereto) in respect of the shares of common stock (the "Common Stock") of Neuberger Berman Inc., a Delaware corporation, is filed jointly on behalf of each such person, and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. This Joint Filing Agreement constitutes the entire agreement of the undersigned with respect to the subject matter hereof and supersedes and replaces any prior joint filing agreement entered into by any of the undersigned in respect of the Common Stock.

                  In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement as of this 12th day of October, 1999.



                                 By:  /s/ C. CARL RANDOLPH
                                      ---------------------------
                                      Name: C. Carl Randolph
                                      Title: Attorney-in-Fact for each Reporting
                                      Person listed on Schedule A attached
                                      hereto, pursuant to a Power of Attorney
                                      attached as Exhibit 3 to the Schedule 13D
                                      filed herewith

                                                                   Schedule A to
                                                                       Exhibit 1


                                REPORTING PERSONS


PRINCIPALS:

Herbert W. Ackerman                       Janet W. Prindle
Robert J. Appel                           C. Carl Randolph
John J. Barker                            Kevin L. Risen
Howard R. Berlin                          Daniel H. Rosenblatt
Jeffrey Bolton                            J. Curt Schnackenberg
Richard A. Cantor                         Marvin C. Schwartz
Vincent T. Cavallo                        Jennifer K. Silver
Lawrence J. Cohn                          Kent C. Simons
Robert W. D'Alelio                        R. Edward Spilka
Salvatore D'Elia                          Gloria H. Spivak
Stanley Egener                            Heidi L. Schneider
Michael N. Emmerman                       Bernard Z. Stein
Robert D. English                         Fred Stein
Jack M. Ferraro                           Eleanor Moore Sterne
Gregory P. Francfort                      Stephanie J. Stiefel
Howard L. Ganek                           Philip A. Straus
Robert I. Gendelman                       Peter Strauss
Theodore P. Giuliano                      Peter E. Sundman
Mark R. Goldstein                         Allan D. Sutton
Lee H. Idleman                            Richard J. Sweetnam, Jr.
Alan L. Jacobs                            Judith M. Vale
Kenneth M. Kahn                           David I. Weiner
Michael W. Kamen                          Michael J. Weiner
Michael M. Kassen                         Dietrich Weismann
Mark P. Kleiman                           Leslie J. Werkstell
Lee P. Klingenstein                       Allan R. White, III
Irwin Lainoff                             Lawrence Zicklin
Jeffrey B. Lane
Joseph R. Lasser
Richard S. Levine
Christopher J. Lockwood
Lawrence Marx III
Robert Matza
Robert R. McComsey
Martin McKerrow
Martin E. Messinger
Beth W. Nelson
Roy R. Neuberger
Harold J. Newman
Daniel P. Paduano
Norman H. Pessin
Leslie M. Pollack
William A. Potter

FAMILY AFFILIATES:

Herbert W. Ackerman Associates, L.P.
Appel Associates, L.P.
Berlin Associates, L.P.
Bolton Associates, L.P.
Cantor Associates, L.P.
Cavallo Associates, L.P.
Egener Associates, L.P.
Francfort 1998 Grantor Retained Annuity Trust
Ganek Associates, L.P.
Giuliano Associates, L.P.
Goldstein Associates, L.P.
Kamen Associates, L.P.
Kassen Associates, L.P.
Klingenstein Associates, L.P.
Lainoff Associates, L.P.
Lasser Associates, L.P.
Lawrence Marx III Associates, L.P.
McKerrow Associates, L.P.
Messinger Associates, L.P.
Neuberger Associates, L.P.
Newman Associates, L.P.
Paduano Associates, L.P.
Pollack 1998 Grantor Retained Annuity Trust
Potter Associates, L.P.
Schwartz CS Associates, L.P. Schwartz ES Associates, L.P.
Robert Edward Spilka 1998 Grantor Retained Annuity Trust
Steiger Associates, L.P.
Stiefel Associates, L.P.
Strauss 1998 Trust
Sundman Associates, L.P.
Allan D. Sutton 1998 Grantor Retained Annuity Trust
Sutton 1998 GST Trust
Weiner 1998 Grantor Retained Annuity Trust
Weismann Associates, L.P.
Zicklin Associates, L.P.